SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                 March 30, 1998


                             Fun Tyme Concepts, Inc.
             (Exact name of registrant as specified in its charter)


New York                           O-27542                    11-3157259
State of                       Commission File               IRS Employer
Incorporation                      Number                  Identification No.



                                 290 Wild Avenue
                          Staten Island, New York 10314
                     Address of principal executive offices

        Registrant's telephone number, including area code (718) 761-6100


                                       N/A
          (Former name or former address, if changed since last report)

Item 6. Resignation of Registrant's Director

     As of March 30, 1998, Moussa El-Maadawy resigned as a director of the Registrant. The resignation was not due to any disagreement with the Registrant on any matter relating to the registrants operation, policies, or practices.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on the 31st day of March 1998.



                                                         Fun Tyme Concepts, Inc.



                                                       By:     \s\ Richard Rosso
                                                   Richard Rosso, Vice-President